Exhibit 99.1


                                                [Quadramed Coporation LOGO]


FOR IMMEDIATE RELEASE

                          CONTACT: Michael H. Lanza, Executive Vice President
                                   (415) 482-2100
                                   mlanza@quadramed.com


                 QUADRAMED TO SELL EZ-CAP SOFTWARE BUSINESS
                        TO OAO TECHNOLOGY SOLUTIONS

       -- Transaction Confirms Announced Hospital-Focused Strategy--

San Rafael, California - Thursday, August 16, 2001 - QuadraMed Corporation (Nasdaq SmallCap: QMDC) today announced that it has entered into an asset purchase agreement to sell its EZ-CAP(R) managed care software business to OAO Technology Solutions, Inc. (Nasdaq: OAOT) for $9 million in cash and the opportunity to receive periodic additional proceeds based on EZ-CAP's revenue growth and customer retention as part of OAOT. The transaction is expected to close in the third quarter and QuadraMed expects to record a $4 to $5 million gain from the discontinued EZ-CAP operations at that time.

Lawrence P. English, QuadraMed's Chairman and Chief Executive Officer, said, "The sale of EZ-CAP to OAO Technology is consistent with our strategy to focus on our core hospital market. By selling to OAOT, a strategic buyer dedicated to building value, we have also shown our commitment to employees and customers. EZ-CAP's software supports managed care risk-taking organizations, which is an excellent strategic fit for OAOT.

"We believe QuadraMed's greatest growth potential is in the hospital sector, now our area of focus. We will use transaction proceeds to continue to enhance our development efforts with our AFFINITY(R) and Coding, Compliance, and Abstracting products, strengthen our sales force, expand within existing accounts, and find new opportunities within our targeted market. Having achieved our third consecutive quarter of increasing revenues and operational breakeven on schedule, we are executing successfully in our marketplace," Mr. English concluded.

Michael S. Wilstead, who was named President of the EZ-CAP division in September of 2000 and led the recent increases in EZ-CAP software revenue and profit margin, will remain with QuadraMed. All other QuadraMed employees associated with the EZ-CAP software business will be offered employment with OAOT.

On August 2nd, QuadraMed announced second quarter revenues of $33.7 million and net income of $1.7 million, or $0.06 per share. EBITDA (earnings before interest, taxes, depreciation, and amortization) for the quarter was $3.0 million.

Several recent developments reinforce QuadraMed's strategic focus and progress toward its business and financial goals:

o For the fourth consecutive time, QuadraMed's AFFINITY product was named as the top "Major Acute Care" software solution in a survey of executives at over 3,000 healthcare facilities by KLAS, a healthcare industry research firm that monitors information technology vendors and products.

o The US General Services Administration approved QuadraMed products for purchase by Veterans Healthcare Administration and other federal government healthcare facilities. QuadraMed's healthcare information solutions and services, including encoding and grouping, records management, compliance, patient acuity and benchmarking, can now be purchased without requests for proposals.

o QuadraMed appointed Joseph Bormel, MD, Vice President and Chief Medical Officer of its Enterprise Division (AFFINITY Healthcare Information System, Decision Support and Electronic Document
     Management products and services). He will lead product development efforts to add new clinical modules to AFFINITY.

o Sharp HealthCare of San Diego, California agreed to install QuadraMed's Electronic Document Management (EDM) at Sharp Memorial to eliminate its paper-based medical records system. Web-enabled EDM can electronically scan, store, access, and share medical records across entire delivery networks without compromising security or patient confidentiality.

About QuadraMed

QuadraMed is a healthcare information technology leader with software, web-enabled solutions, and professional consulting services that enable hospitals and providers to efficiently and effectively manage their delivery of healthcare. QuadraMed has over one hundred products and services facilitating all facets of healthcare information management, including clinical, patient, financial, compliance, and managed care. QuadraMed serves more than half of the U.S. hospitals and supports global healthcare initiatives with a dedicated staff of over 1000 professionals. For more information about QuadraMed and its products and services, visit www.quadramed.com.

About OAO Technology Solutions

OAO Technology Solutions, Inc. is a global provider of information technology and eBusiness solutions, based in Greenbelt, Maryland. The Company's website can be accessed at www.oaot.com. OAO Technology Solutions, Inc. is a Safeguard Scientifics (NYSE:SFE) partner company. OAO HealthCare Solutions, Inc., its subsidiary located in Woodland Hills, California, is a provider of information management solutions for HMOs, MSOs, IPAs, PHOs, PPOs, Medicare and Medicaid plans, employer groups, insurance companies, medical groups, TPAs, and self-funded organizations.

Forward-Looking Statements

Forward-looking statements that are subject to risks and uncertainties have been made in this press release. These statements are based on the beliefs and assumptions of QuadraMed's management. Forward-looking statements include information concerning possible or assumed actions, events, or results of QuadraMed's operations. These statements are not guarantees of performance. Accordingly, QuadraMed and its management claim safe-harbor for all forward-looking statements under the Private Securities Litigation Reform Act of 1995.

For a listing of risks and uncertainties that could cause QuadraMed's actual results to differ from these forward-looking statements, investors should refer to QuadraMed's annual report (Form 10K) and subsequent filings (Form 10Q) filed with the U.S. Securities and Exchange Commission. These filings can be accessed through the Investor Relations section of QuadraMed's website, (www.quadramed.com). They also may be accessed through the EDGAR Database section of the U.S. Securities and Exchange Commission website, (www.sec.gov). QuadraMed's EDGAR Central Index Key Number is 0001018833.

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QuadraMed, the QuadraMed logo, AFFINITY, and EZ-CAP are registered trademarks of QuadraMed Corporation. All other trademarks and registered trademarks are the properties of their respective holders.

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